EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Announces Fiscal Year End (July) 2023 Financial Results

Reports Annual Revenue of US$22.8 Million & Highlights Recent Developments

Las Vegas, NV and VANCOUVER, B.C., CANADA (November 14, 2023) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operations-focused cannabis company, is pleased to announce financial results for the fiscal year ended July 31, 2023 and to provide shareholders with an operational update. All financial information is provided in U.S. dollars unless otherwise indicated.

FY 2023 Summary & Comparison to FY 2022

	FY 2023	FY 2022
Revenue	$22.8	$23.4
Net Income/(Loss)	$(20.6)	$(28.2)
Adjusted EBITDA*	$(6.0)	$(2.7)

Note: Comparative financial information does not include discontinued assets and assets held for sale.

FY 2023 Highlights:

•	Closed Seaside dispensary transaction
•	Closed a $3 million unsecured convertible debt financing with Bengal Capital and Mindset Capital, two experienced cannabis-focused funds.
•	Closed a merger with CraftedPlants NJ, an entity that leases a New Jersey retail location with local cannabis-use approval for a retail location. Currently working on attaining final state licensure in New Jersey.
•	Bengal Capital partner Josh Rosen appointed to the Company’s Board of Directors.
•	Opened the Markham, Illinois Body and Mind dispensary.
•	Exited the Michigan market and sold the Michigan Body and Mind dispensary.

Subsequent to the end of FY 2023:

•	Closed the sale of the Ohio Body and Mind dispensary.
•	Initiated the divestment of the Ohio Body and Mind processor.
•	Fully repaid senior secured lender.

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Management Commentary

This year has been focused on streamlining our assets and operations in support of developing what we believe to be our highest returning capital projects in the Illinois and New Jersey markets,” stated Michael Mills, CEO of Body and Mind. “The recent sale of our Ohio dispensary resulted in full repayment of our senior secured lender, improved our balance sheet and results in reduced interest expenses by roughly $1 million per year. Our divestment of the Ohio processing operation is anticipated to provide an additional $2 million in incremental capital prior to the end of November 2023 which we plan to use to fund our dispensaries under development (see press release September 6, 2023).

“Our key priorities for the following year consist of:

1.	Entry to the New Jersey Market: We believe that our best return on capital in the near term is development of our retail cannabis license in New Jersey. The New Jersey dispensary has received local approval and is pending state approval.
2.	Expansion in the Illinois Market: Our first dispensary in Illinois opened in April 2023 and continues to experience increased customer traction. Our second Illinois dispensary is under construction with walls and roof complete and groundworks ongoing. We believe the Illinois market continues to be underserved.
3.	Ongoing Optimization of Existing Operations: We plan to continue to opportunistically evaluate the monetization of our existing assets with an emphasis on supporting sustainable cash flow generation.
4.	License Application: We have been successful with entry into several markets based on license application success and will continue to pursue new license opportunities as markets open.
5.	New Expansion Opportunities: We review opportunities to bring our cultivation and retail experience to current and new markets with focus on efficient capital allocation. “

“I look forward to updating investors on our advances in line with these priorities as the year progresses,” stated Michael Mills, CEO of Body and Mind Inc.

FY 2032 Financial Highlights:

•	Revenues for FY 2023 were $22.8 million, a 2.4 % decrease over FY 2022 revenues of $23.4 million.
•	Gross profit of $5.8 million for FY 2023 compared to a gross profit of $7.4 million for FY 2022.
•	FY 2023 net operating loss was $7.7 million compared to FY 2022 net operating loss of $4.5 million. The change in net operating loss was primarily impacted by construction and startup expenses associated with our operating and in-progress dispensaries in Illinois and New Jersey, and a continued decrease in wholesale flower pricing in Nevada.
•	FY 2023 other expenses totalled $10.5 million compared to $22.1 million in FY 2022. The largest component of FY 2023 other expenses were asset impairment charges related to the Company’s carrying value of certain brand, intangible assets, and right of use assets totalling $9.4 million.
•	FY 2023 net loss was $20.6 million (or basic and diluted loss per share of $0.15) compared to a FY 2022 net loss of $28.2 million (or basic and diluted loss per share of $0.25). The large difference is mostly attributable to the impairments discussed above.
•	Adjusted EBITDA loss of $6.0 million for FY 2023 vs. Adjusted EBITDA of $2.7 million in FY 2022*.
•	Total Current Assets were $9.3 million, Total Assets were $21.2 million, Total Current Liabilities were $7.7 million and Total Liabilities were $30.5 million at July 31, 2023.

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The Company had 146,636,974 common shares outstanding as of November 13, 2023.

For further details, please see the Company’s recent Form 10-K filing on EDGAR at www.sec.gov/edgar/search, and the annual audited financial statements filed on SEDAR at www.sedar.com.

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the Income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, gain on settlement, loss on impairment, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net operating income (loss), which was presented above prior to the Adjusted EBITDA figure.

Net Profit/Loss	($20,566,354)
Interest Income	($72,000)
Interest	$1,718,859
Tax	$2,168,486
Depreciation/Amortization	$1,114,508
EBITDA	($15,636,501)

EBITDA	($15,636,501)
Gain on settlement	$0
Loss on impairment	$9,370,093
Stock-based compensation	$270,693
Adjusted EBITDA	($5,995,715)

Note: Comparative financial information does not include discontinued assets and assets held for sale.

About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Ohio, Arkansas, Illinois and California, pending retail operations in Illinois and New Jersey, and craft cultivation and/or processing operations in Nevada, Ohio and Arkansas. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

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Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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